CUSIP No.	810202101	SCHEDULE 13D
Exhibit A
JOINT FILING UNDERTAKING
The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.
Dated: July 31, 2007

Value Fund Advisors, LLC

By:	/s/ Charles M. Gillman Charles M. Gillman, Manager

Boston Avenue Capital, LLC

By:	/s/ Charles M. Gillman Charles M. Gillman, Manager

Yorktown Avenue Capital, LLC

By:	/s/ Charles M. Gillman Charles M. Gillman, Manager

/s/ Charles M. Gillman

Charles M. Gillman